Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--April 21, 2010--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC)

First Quarter Results

  Net loss of $48 million, or $0.02 per share, improved from $0.04 loss in prior quarter and $0.41 loss in first quarter 2009
  Total net revenue of $537 million, up from $523 million in prior quarter and $497 million in first quarter 2009
  Provision for loan losses of $268 million, down from $292 million in prior quarter and $454 million in first quarter 2009
  Daily Average Revenue Trades (DARTs) from U.S. operations of 155,000, down two percent from prior quarter and 11 percent from first quarter 2009
  Net new brokerage assets of $2.2 billion, up from $1.5 billion in prior quarter and down from $2.3 billion in first quarter 2009

Capital and Liquidity Metrics

  Bank Tier 1 capital ratios of 6.83% to total adjusted assets and 13.08% to risk-weighted assets
  Excess risk-based total capital (excess to the regulatory well-capitalized threshold) of
  $947 million
  Bank generated $45 million of Tier 1 capital and $48 million of risk-based capital
  Corporate cash of $418 million

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2010, reporting a net loss of $48 million, or $0.02 per share, compared with a net loss of $67 million, or $0.04 per share, in the prior quarter and a net loss of $233 million, or $0.41 per share, a year ago. The Company reported total net revenue of $537 million for the first quarter, compared with $523 million in the prior quarter and $497 million in the year ago period.

“E*TRADE’s first quarter results show improving trends and reflect continued progress toward our goal of returning to profitability,” said Steven Freiberg, CEO of E*TRADE Financial Corporation. “Our online brokerage business performed well during a period of decreased market volatility, delivering growth in customer assets, accounts, and margin receivables. At the same time, improving loan performance trends supported a continued decline in the provision expense while, for the first time since early 2008, the Bank internally generated, rather than used, risk-based capital.” Freiberg continued, “I am pleased to be joining the organization at a pivotal time and look forward to building on our momentum and progress as we continue to deliver increased value, innovation, and ease-of-use to customers.”

E*TRADE reported DARTs from U.S. operations of 155,000 during the quarter, a two percent decrease from the prior quarter and an 11 percent decrease versus the same quarter a year ago. At quarter end, the Company reported 4.3 million customer accounts, which included 2.6 million brokerage accounts. Brokerage accounts increased by 2,000 in the quarter.

Total customer assets increased to $162 billion, from $153 billion in the prior quarter and $110 billion in the prior year.

During the quarter, net new brokerage assets were positive $2.2 billion, reflecting the Company’s strategic focus on growing its online brokerage business. Customer security holdings increased seven percent, or $7.3 billion, and brokerage-related cash increased by $1.4 billion to $21.8 billion. Customers were net buyers of approximately $600 million of securities. Margin receivables increased from $3.8 billion to $4.0 billion.

Net new customer assets were positive $0.5 billion and were impacted by a $1.8 billion decline in savings and other bank-related customer deposits, including the sale of $1 billion of predominantly non-brokerage related savings accounts to Discover Financial Services, as the Company continued to execute its balance sheet reduction strategy.

Total net revenue of $537 million increased $13 million from the prior quarter and $39 million versus the year ago period.

Net operating interest income was essentially flat from the prior quarter at $320 million, as a $1.4 billion sequential decline in average interest-earning assets to $42.4 billion was offset by a 10 basis point expansion in the net interest income spread.

Commissions, fees and service charges, principal transactions, and other revenue in the first quarter were $196 million, compared with $205 million in the fourth quarter. This reflected the sequential decline in trading activity and a $0.10 decline in the average commission per trade.

Total net revenue this quarter also included $29 million of gains on loans and securities, net, offset partially by a net impairment of $9 million.

Total operating expense decreased by $23 million to $295 million from the prior quarter, including lower compensation and restructuring costs.

The Company continued to make progress during the first quarter in reducing balance sheet risk as its loan portfolio contracted by $1.0 billion from the prior quarter, of which $0.7 billion was due to prepayments or scheduled principal reductions.

First quarter provision for loan losses decreased $24 million from the prior quarter to $268 million. Net charge-offs in the quarter were $288 million, a decrease of $36 million from the prior quarter. The allowance for loan losses declined by $20 million to $1.2 billion, or six percent of gross loans receivable, at quarter end.

For the Company’s entire loan portfolio, special mention delinquencies (30-89 days) declined by four percent and at-risk delinquencies (30-179 days) declined by eight percent in the quarter.

During the quarter, the Bank generated $45 million of Tier 1 capital and $48 million of risk-based capital. As of March 31, 2010 the Company reported Bank Tier 1 capital ratios of 6.83 percent to total adjusted assets and 13.08 percent to risk-weighted assets. The Bank had excess risk-based total capital (i.e., above the level regulators define as well-capitalized) of $947 million at quarter end.

Historical metrics and financials through March 2010 can be found on the E*TRADE Financial Investor Relations website at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 66187519. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the Company to achieve profitability. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs and the potential negative regulatory consequences resulting from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (“SEC”) (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2010 E*TRADE Financial Corporation. All rights reserved.

Financial Statements
E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenue:
Operating interest income	$406,966	$420,365	$486,637
Operating interest expense	(86,569)	(99,393)	(207,975)
Net operating interest income	320,397	320,972	278,662
Commissions	113,252	123,771	125,626
Fees and service charges	42,230	47,494	46,715
Principal transactions	26,211	22,830	17,642
Gains on loans and securities, net	29,046	18,667	35,290
Other-than-temporary impairment ("OTTI")	(14,524)	(4,301)	(18,783)
Less: noncredit portion of OTTI recognized in (out of) other comprehensive loss (before tax)	5,872	(17,111)	-
Net impairment	(8,652)	(21,412)	(18,783)
Other revenues	14,019	11,118	12,191
Total non-interest income	216,106	202,468	218,681
Total net revenue	536,503	523,440	497,343
Provision for loan losses	267,979	292,402	453,963
Operating expense:
Compensation and benefits	87,210	94,051	84,172
Clearing and servicing	39,159	40,723	42,671
Advertising and market development	38,135	26,384	43,591
FDIC insurance premiums	19,315	19,424	12,712
Communications	20,447	21,316	21,561
Professional services	20,290	17,022	19,630
Occupancy and equipment	18,207	19,278	19,541
Depreciation and amortization	20,646	20,699	20,274
Amortization of other intangibles	7,142	7,434	7,436
Facility restructuring and other exit activities	3,373	13,820	(112)
Other operating expenses	21,412	38,254	22,508
Total operating expense	295,336	318,405	293,984
Loss before other income (expense) and income tax benefit	(26,812)	(87,367)	(250,604)
Other income (expense):
Corporate interest income	23	67	424
Corporate interest expense	(41,043)	(39,897)	(87,315)
Gains (losses) on sales of investments, net	109	311	(433)
Losses on early extinguishment of debt	-	-	(2,999)
Equity in income (loss) of investments and venture funds	1,794	(1,644)	(3,129)
Total other income (expense)	(39,117)	(41,163)	(93,452)
Loss before income tax benefit	(65,929)	(128,530)	(344,056)
Income tax benefit	(18,092)	(61,381)	(111,371)
Net loss	$(47,837)	$(67,149)	$(232,685)

Basic net loss per share	$(0.02)	$(0.04)	$(0.41)

Diluted net loss per share	$(0.02)	$(0.04)	$(0.41)
Shares used in computation of per share data:
Basic	1,921,951	1,867,174	567,833
Diluted(1)	1,921,951	1,867,174	567,833

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	March 31,	December 31,	March 31,
	2010	2009	2009
ASSETS
Cash and equivalents	$3,068,351	$3,483,238	$4,492,306
Cash and investments required to be segregated under federal or other regulations	2,087,569	1,545,280	1,900,235
Trading securities	47,047	38,303	46,309
Available-for-sale mortgage-backed and investment securities	13,278,363	13,319,712	11,823,392
Margin receivables	3,986,749	3,827,212	2,436,611
Loans, net	18,187,958	19,174,933	23,271,969
Investment in Federal Home Loan Bank ("FHLB") stock	183,949	183,863	183,863
Property and equipment, net	321,183	320,169	321,934
Goodwill	1,952,326	1,952,326	1,952,326
Other intangibles, net	349,263	356,404	378,699
Other assets	3,215,916	3,165,045	2,639,232
Total assets	$46,678,674	$47,366,485	$49,446,876

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$24,632,882	$25,597,721	$27,641,485
Securities sold under agreements to repurchase	6,385,272	6,441,875	6,946,160
Customer payables	5,620,063	5,234,199	4,181,332
FHLB advances and other borrowings	2,748,438	2,746,959	4,083,033
Corporate debt	2,400,437	2,458,691	2,752,673
Accounts payable, accrued and other liabilities	1,075,183	1,137,485	1,384,042
Total liabilities	42,862,275	43,616,930	46,988,725

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 4,000,000,000 at both March 31, 2010 and December 31, 2009, and 1,200,000,000 at March 31, 2009; shares issued and outstanding: 1,959,785,425 at March 31, 2010, 1,893,970,995 at December 31, 2009, and 572,051,743 at March 31, 2009	19,598	18,940	5,721
Additional paid-in-capital	6,355,505	6,258,111	4,084,643
Accumulated deficit	(2,171,203)	(2,123,366)	(1,078,452)
Accumulated other comprehensive loss	(387,501)	(404,130)	(553,761)
Total shareholders' equity	3,816,399	3,749,555	2,458,151
Total liabilities and shareholders' equity	$46,678,674	$47,366,485	$49,446,876

Segment Reporting
	Three Months Ended March 31, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(2)	Total
	(In thousands)
Revenue:
Operating interest income	$214,577	$352,290	$8	$(159,909)	$406,966
Operating interest expense	(20,936)	(225,542)	-	159,909	(86,569)
Net operating interest income	193,641	126,748	8	-	320,397
Commissions	113,252	-	-	-	113,252
Fees and service charges	41,229	1,001	-	-	42,230
Principal transactions	26,211	-	-	-	26,211
Gains on loans and securities, net	-	29,042	4	-	29,046
Other-than-temporary impairment ("OTTI")	-	(14,524)	-	-	(14,524)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	5,872	-	-	5,872
Net impairment	-	(8,652)	-	-	(8,652)
Other revenues	11,428	2,591	-	-	14,019
Total non-interest income	192,120	23,982	4	-	216,106
Total net revenue	385,761	150,730	12	-	536,503
Provision for loan losses	-	267,979	-	-	267,979
Operating expense:
Compensation and benefits	62,811	3,311	21,088	-	87,210
Clearing and servicing	19,490	19,669	-	-	39,159
Advertising and market development	38,135	-	-	-	38,135
FDIC insurance premiums	-	19,315	-	-	19,315
Communications	19,717	229	501	-	20,447
Professional services	11,354	589	8,347	-	20,290
Occupancy and equipment	16,897	682	628	-	18,207
Depreciation and amortization	15,464	312	4,870	-	20,646
Amortization of other intangibles	7,142	-	-	-	7,142
Facility restructuring and other exit activities	-	-	3,373	-	3,373
Other operating expenses	9,004	7,595	4,813	-	21,412
Total operating expense	200,014	51,702	43,620	-	295,336
Income (loss) before other income (expense) and income taxes	185,747	(168,951)	(43,608)	-	(26,812)
Other income (expense):
Corporate interest income	-	-	23	-	23
Corporate interest expense	-	-	(41,043)	-	(41,043)
Gains on sales of investments, net	-	-	109	-	109
Equity in income of investments and venture funds	-	-	1,794	-	1,794
Other income (expense)	-	-	(39,117)	-	(39,117)
Income (loss) before income taxes	$185,747	$(168,951)	$(82,725)	$-	$(65,929)

	Three Months Ended December 31, 2009
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(2)	Total
	(In thousands)
Revenue:
Operating interest income	$221,259	$367,089	$15	$(167,998)	$420,365
Operating interest expense	(24,565)	(242,826)	-	167,998	(99,393)
Net operating interest income	196,694	124,263	15	-	320,972
Commissions	123,771	-	-	-	123,771
Fees and service charges	45,864	1,630	-	-	47,494
Principal transactions	22,830	-	-	-	22,830
Gains (losses) on loans and securities, net	-	18,729	(62)	-	18,667
Other-than-temporary impairment ("OTTI")	-	(4,301)	-	-	(4,301)
Less: noncredit portion of OTTI recognized out of other comprehensive loss (before tax)	-	(17,111)	-	-	(17,111)
Net impairment	-	(21,412)	-	-	(21,412)
Other revenues	8,570	2,548	-	-	11,118
Total non-interest income (loss)	201,035	1,495	(62)	-	202,468
Total net revenue	397,729	125,758	(47)	-	523,440
Provision for loan losses	-	292,402	-	-	292,402
Operating expense:
Compensation and benefits	71,981	5,283	16,787	-	94,051
Clearing and servicing	21,469	19,254	-	-	40,723
Advertising and market development	26,384	-	-	-	26,384
FDIC insurance premiums	-	19,424	-	-	19,424
Communications	20,771	57	488	-	21,316
Professional services	6,897	1,131	8,994	-	17,022
Occupancy and equipment	17,076	760	1,442	-	19,278
Depreciation and amortization	15,733	211	4,755	-	20,699
Amortization of other intangibles	7,434	-	-	-	7,434
Facility restructuring and other exit activities	-	-	13,820	-	13,820
Other operating expenses	19,418	11,594	7,242	-	38,254
Total operating expense	207,163	57,714	53,528	-	318,405
Income (loss) before other income (expense) and income taxes	190,566	(224,358)	(53,575)	-	(87,367)
Other income (expense):
Corporate interest income	-	-	67	-	67
Corporate interest expense	-	-	(39,897)	-	(39,897)
Gains on sales of investments, net	-	-	311	-	311
Equity in loss of investments and venture funds	-	-	(1,644)	-	(1,644)
Other income (expense)	-	-	(41,163)	-	(41,163)
Income (loss) before income taxes	$190,566	$(224,358)	$(94,738)	$-	$(128,530)

	Three Months Ended March 31, 2009
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(2)	Total
	(In thousands)
Revenue:
Operating interest income	$247,037	$444,266	$38	$(204,704)	$486,637
Operating interest expense	(97,951)	(314,728)	-	204,704	(207,975)
Net operating interest income	149,086	129,538	38	-	278,662
Commissions	125,626	-	-	-	125,626
Fees and service charges	45,055	1,660	-	-	46,715
Principal transactions	17,642	-	-	-	17,642
Gains (losses) on loans and securities, net	(32)	35,291	31	-	35,290
Other-than-temporary impairment ("OTTI")	-	(18,783)	-	-	(18,783)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	-	-	-	-
Net impairment	-	(18,783)	-	-	(18,783)
Other revenues	8,894	3,297	-	-	12,191
Total non-interest income	197,185	21,465	31	-	218,681
Total net revenue	346,271	151,003	69	-	497,343
Provision for loan losses	-	453,963	-	-	453,963
Operating expense:
Compensation and benefits	61,352	2,857	19,963	-	84,172
Clearing and servicing	20,776	21,895	-	-	42,671
Advertising and market development	43,586	5	-	-	43,591
FDIC insurance premiums	-	12,712	-	-	12,712
Communications	21,028	49	484	-	21,561
Professional services	8,841	620	10,169	-	19,630
Occupancy and equipment	19,038	750	(247)	-	19,541
Depreciation and amortization	15,397	184	4,693	-	20,274
Amortization of other intangibles	7,436	-	-	-	7,436
Facility restructuring and other exit activities	-	-	(112)	-	(112)
Other operating expenses	8,816	9,301	4,391	-	22,508
Total operating expense	206,270	48,373	39,341	-	293,984
Income (loss) before other income (expense) and income taxes	140,001	(351,333)	(39,272)	-	(250,604)
Other income (expense):
Corporate interest income	-	-	424	-	424
Corporate interest expense	-	-	(87,315)	-	(87,315)
Losses on sales of investments, net	-	-	(433)	-	(433)
Losses on early extinguishment of debt	-	(2,999)	-	-	(2,999)
Equity in loss of investments and venture funds	-	-	(3,129)	-	(3,129)
Other income (expense)	-	(2,999)	(90,453)	-	(93,452)
Income (loss) before income taxes	$140,001	$(354,332)	$(129,725)	$-	$(344,056)

Key Performance Metrics(3)
Corporate Metrics	Qtr ended 3/31/10	Qtr ended 12/31/09	Qtr ended 3/31/10 vs. 12/31/09	Qtr ended 3/31/09	Qtr ended 3/31/10 vs. 3/31/09

Operating margin %(4)
Consolidated	N.M.	N.M.	N.M.	N.M.	N.M.
Trading and Investing	48%	48%	0%	40%	8%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,018	3,084	(2)%	3,178	(5)%
Consultants and other	159	140	14%	138	15%
Total headcount	3,177	3,224	(1)%	3,316	(4)%

Revenue per headcount	$168,871	$162,357	4%	$149,983	13%

Revenue per compensation and benefits dollar	$6.15	$5.57	10%	$5.91	4%

Book value per share	$1.95	$1.98	(2)%	$4.30	(55)%
Tangible book value per share	$0.77	$0.76	1%	$0.22	250%

Corporate cash ($MM)(5)	$418.4	$393.2	6%	$406.2	3%

Enterprise net interest spread (basis points)(6)	296	286	3%	234	26%
Enterprise interest-earning assets, average ($MM)	$42,409	$43,828	(3)%	$44,696	(5)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net loss	$(47.8)	$(67.1)	N.M.	$(232.7)	N.M.
Income tax benefit	(18.1)	(61.4)	N.M.	(111.4)	N.M.
Depreciation & amortization	27.8	28.1	(1)%	27.7	0%
Corporate interest expense	41.0	39.9	3%	87.3	(53)%
EBITDA	$2.9	$(60.5)	N.M.	$(229.1)	N.M.

Interest coverage	0.1	(1.5)	N.M.	(2.6)	N.M.

Bank earnings before taxes and before credit losses ($MM) (7)	$239.7	$246.9	(3)%	$180.9	33%

Trading and Investing Metrics

Trading days	61.0	63.0	N.M.	61.0	N.M.

DARTs
U.S.(8)	155,310	158,146	(2)%	175,403	(11)%
International local	10,262	15,632	(34)%	19,079	(46)%
Total DARTs	165,572	173,778	(5)%	194,482	(15)%

Total trades (MM)	10.1	10.9	(7)%	11.9	(15)%

U.S. average commission per trade	$11.38	$11.41	0%	$10.98	4%
International local average commission per trade	$8.61	$10.28	(16)%	$6.99	23%
Average commission per trade	$11.21	$11.31	(1)%	$10.59	6%

U.S. end of period margin receivables ($B)	$3.84	$3.67	5%	$2.30	67%
International local end of period margin receivables ($B)	0.15	0.16	(6)%	0.14	7%
End of period margin receivables ($B)	$3.99	$3.83	4%	$2.44	64%

U.S. average margin receivables ($B)	$3.87	$3.53	10%	$2.62	48%
International local average margin receivables ($B)	0.15	0.15	0%	0.13	15%
Average margin receivables ($B)	$4.02	$3.68	9%	$2.75	46%

Gross new brokerage accounts	102,796	85,030	21%	142,438	(28)%
Gross new stock plan accounts	41,648	47,144	(12)%	41,216	1%
Gross new banking accounts	7,252	6,519	11%	49,906	(85)%
Gross new international local brokerage accounts	1,788	3,406	(48)%	5,208	(66)%
Closed accounts	(275,004)	(186,571)	N.M.	(182,819)	N.M.
Net new accounts	(121,520)	(44,472)	N.M.	55,949	N.M.

Net new brokerage accounts	1,898	(9,203)	N.M.	59,389	N.M.
Net new stock plan accounts	390	7,798	N.M.	(15,868)	N.M.
Net new banking accounts	(122,804)	(35,651)	N.M.	8,576	N.M.
Net new international local brokerage accounts	(1,004)	(7,416)	N.M.	3,852	N.M.
Net new accounts	(121,520)	(44,472)	N.M.	55,949	N.M.

End of period brokerage accounts	2,631,977	2,630,079	0%	2,575,195	2%
End of period stock plan accounts	1,026,203	1,025,813	0%	1,002,862	2%
End of period banking accounts	600,600	723,404	(17)%	825,799	(27)%
End of period international local brokerage accounts	81,435	82,439	(1)%	85,389	(5)%
End of period total accounts	4,340,215	4,461,735	(3)%	4,489,245	(3)%

Net new customers	(91,302)	(26,902)	N.M.	50,989	N.M.

End of period brokerage customers	2,284,158	2,289,430	0%	2,258,726	1%
End of period all other customers	834,211	920,241	(9)%	955,203	(13)%
End of period total customers	3,118,369	3,209,671	(3)%	3,213,929	(3)%

Segment revenue per brokerage customer	$169	$174	(3)%	$153	10%

Customer Assets ($B)
Security holdings	$106.9	$99.6	7%	$65.5	63%
Customer payables (cash)	5.2	4.7	11%	3.9	33%
Customer cash balances held by third parties	3.2	3.2	0%	2.7	19%
Unexercised stock plan customer options (vested)	19.0	17.6	8%	9.0	111%
Customer assets in brokerage and stock plan accounts	134.3	125.1	7%	81.1	66%
Sweep deposit accounts	13.4	12.5	7%	10.2	31%
Savings and transaction accounts	10.0	11.7	(15)%	15.1	(34)%
CDs	1.1	1.2	(8)%	2.1	(48)%
Customer assets in banking accounts	24.5	25.4	(4)%	27.4	(11)%
Customer assets in international local brokerage accounts	2.7	2.7	0%	1.9	42%
Total customer assets	$161.5	$153.2	5%	$110.4	46%

Net new brokerage assets ($B)(9)	$2.2	$1.5	N.M.	$2.3	N.M.
Net new banking assets ($B)(9)	(1.8)	(1.3)	N.M.	1.1	N.M.
Net new international local brokerage assets ($B)(9)	0.1	(0.5)	N.M.	0.1	N.M.
Net new customer assets ($B)(9)	$0.5	$(0.3)	N.M.	$3.5	N.M.

Brokerage related cash ($B)	$21.8	$20.4	7%	$16.8	30%
International local brokerage cash ($B)	0.4	0.5	(20)%	0.4	0%
Other customer cash and deposits ($B)	11.1	12.9	(14)%	17.2	(35)%
Total customer cash and deposits ($B)	$33.3	$33.8	(1)%	$34.4	(3)%

Unexercised stock plan customer options (unvested) ($B)	$30.9	$27.8	11%	$12.0	158%

Market Making
Equity shares traded (MM)	185,282	120,691	54%	49,824	272%
Average revenue capture per 1,000 equity shares	$0.135	$0.184	(27)%	$0.339	(60)%
% of Bulletin Board equity shares to total equity shares	96.4%	94.9%	2%	86.8%	10%

Balance Sheet Management Metrics

Capital Ratios
Tier 1 capital ratio(10)	6.83%	6.69%	0.14%	5.63%	1.20%
Tier 1 capital to risk-weighted assets ratio(10)	13.08%	12.79%	0.29%	10.53%	2.55%
Risk-based capital ratio(10)	14.37%	14.08%	0.29%	11.82%	2.55%
E*TRADE Bank excess Tier 1 capital ($MM)(10)	$768.3	$723.6	6%	$288.1	167%
E*TRADE Bank excess Tier 1 capital to risk weighted assets(10)	$1,534.7	$1,496.3	3%	$1,104.7	39%
E*TRADE Bank excess risk-based capital ($MM)(10)	$946.8	$899.1	5%	$444.2	113%

Loans receivable ($MM)
Average loans receivable	$19,921	$20,998	(5)%	$25,083	(21)%
Ending loans receivable, net	$17,933	$19,167	(6)%	$23,272	(23)%

One- to Four-Family

Loan performance detail ($MM)
Current	$8,038	$8,845	(9)%	$11,112	(28)%
30-89 days delinquent	527	528	0%	587	(10)%
90-179 days delinquent	339	387	(12)%	453	(25)%
Total 30-179 days delinquent	866	915	(5)%	1,040	(17)%
180+ days delinquent (net of $327M, $296M and $110M in charge-offs for Q110, Q409 and Q109, respectively)	881	842	5%	429	105%
Total delinquent loans	1,747	1,757	(1)%	1,469	19%
Gross loans receivable(11)	$9,785	$10,602	(8)%	$12,581	(22)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	5.38%	4.98%	0.40%	4.67%	0.71%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	12.47%	11.60%	0.87%	7.01%	5.46%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	17.85%	16.58%	1.27%	11.68%	6.17%
Total 30-179 days delinquent loans as a % of allowance for loan losses	199.43%	186.73%	12.70%	336.78%	(137.35)%
Allowance for loan losses as a % of gross loans receivable	4.43%	4.62%	(0.19)%	2.45%	1.98%
Allowance for loan losses as a % of nonperforming loans	35.55%	39.84%	(4.29)%	35.01%	0.54%
Net charge-offs as a % of average loans receivable (annualized)	4.00%	4.04%	(0.04)%	2.10%	1.90%
Provision as a % of average loans receivable (annualized)	1.82%	5.48%	(3.66)%	5.97%	(4.15)%

Home Equity

Loan performance detail ($MM)
Current	$7,086	$7,386	(4)%	$8,961	(21)%
30-89 days delinquent	214	247	(13)%	305	(30)%
90-179 days delinquent	170	194	(12)%	347	(51)%
Total 30-179 days delinquent	384	441	(13)%	652	(41)%
180+ days delinquent (net of $27M, $27M and $21M in charge-offs for Q110, Q409 and Q109, respectively)	56	56	0%	72	(22)%
Total delinquent loans	440	497	(11)%	724	(39)%
Gross loans receivable(11)	$7,526	$7,883	(5)%	$9,685	(22)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.84%	3.12%	(0.28)%	3.15%	(0.31)%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	3.00%	3.18%	(0.18)%	4.33%	(1.33)%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	5.84%	6.30%	(0.46)%	7.48%	(1.64)%
Total 30-179 days delinquent loans as a % of allowance for loan losses	58.39%	71.09%	(12.70)%	79.62%	(21.23)%
Allowance for loan losses as a % of gross loans receivable	8.73%	7.87%	0.86%	8.45%	0.28%
Allowance for loan losses as a % of nonperforming loans	290.97%	247.46%	43.51%	195.07%	95.90%
Net charge-offs as a % of average loans receivable (annualized)	8.69%	9.52%	(0.83)%	9.79%	(1.10)%
Provision as a % of average loans receivable (annualized)	10.58%	5.96%	4.62%	9.18%	1.40%

Consumer and Other

Loan performance detail ($MM)
Current	$1,750	$1,828	(4)%	$2,157	(19)%
30-89 days delinquent	28	30	(7)%	41	(32)%
90-179 days delinquent	5	6	(17)%	8	(38)%
Total 30-179 days delinquent	33	36	(8)%	49	(33)%
180+ days delinquent	1	1	0%	1	0%
Total delinquent loans	34	37	(8)%	50	(32)%
Gross loans receivable(11)	$1,784	$1,865	(4)%	$2,207	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	1.57%	1.63%	(0.06)%	1.85%	(0.28)%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.34%	0.36%	(0.02)%	0.41%	(0.07)%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	1.90%	1.99%	(0.09)%	2.26%	(0.36)%
Total 30-179 days delinquent loans as a % of allowance for loan losses	46.53%	50.01%	(3.48)%	66.47%	(19.94)%
Allowance for loan losses as a % of gross loans receivable	4.00%	3.90%	0.10%	3.32%	0.68%
Allowance for loan losses as a % of nonperforming loans	1186.68%	1082.29%	104.39%	804.96%	381.72%
Net charge-offs as a % of average loans receivable (annualized)	3.39%	3.93%	(0.54)%	3.77%	(0.38)%
Provision as a % of average loans receivable (annualized)	3.08%	4.43%	(1.35)%	5.83%	(2.75)%

Total Loans Receivable

Loan performance detail ($MM)
Current	$16,874	$18,059	(7)%	$22,230	(24)%
30-89 days delinquent	769	805	(4)%	933	(18)%
90-179 days delinquent	514	587	(12)%	808	(36)%
Total 30-179 days delinquent	1,283	1,392	(8)%	1,741	(26)%
180+ days delinquent	938	899	4%	502	87%
Total delinquent loans	2,221	2,291	(3)%	2,243	(1)%
Total gross loans receivable(11)	$19,095	$20,350	(6)%	$24,473	(22)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	4.02%	3.95%	0.07%	3.81%	0.21%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	7.60%	7.31%	0.29%	5.36%	2.24%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	11.63%	11.26%	0.37%	9.17%	2.46%
Total 30-179 days delinquent loans as a % of allowance for loan losses	110.30%	117.69%	(7.39)%	144.95%	(34.65)%
Allowance for loan losses as a % of gross loans receivable	6.09%	5.81%	0.28%	4.91%	1.18%
Allowance for loan losses as a % of nonperforming loans	80.05%	79.54%	0.51%	91.60%	(11.55)%
Net charge-offs as a % of average loans receivable (annualized)	5.79%	6.18%	(0.39)%	5.32%	0.47%
Provision as a % of average loans receivable (annualized)	5.38%	5.57%	(0.19)%	7.24%	(1.86)%

Activity in Allowance for Loan Losses
	Three Months Ended March 31, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/09	$489,887	$620,067	$72,784	$1,182,738
Provision for loan losses	46,533	207,332	14,114	267,979
Charge-offs, net	(102,557)	(170,226)	(15,543)	(288,326)
Allowance for loan losses, ending 3/31/10	$433,863	$657,173	$71,355	$1,162,391

	Three Months Ended December 31, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/09	$450,975	$693,185	$70,358	$1,214,518
Provision for loan losses	148,742	122,338	21,322	292,402
Charge-offs, net	(109,830)	(195,456)	(18,896)	(324,182)
Allowance for loan losses, ending 12/31/09	$489,887	$620,067	$72,784	$1,182,738

	Three Months Ended March 31, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/08	$185,163	$833,835	$61,613	$1,080,611
Provision for loan losses	190,687	230,102	33,174	453,963
Charge-offs, net	(67,044)	(245,291)	(21,431)	(333,766)
Allowance for loan losses, ending 3/31/09	$308,806	$818,646	$73,356	$1,200,808

Average Enterprise Balance Sheet Data
	Three Months Ended
	March 31, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans (12)	$19,928,531	$241,580	4.85%
Margin receivables	4,022,171	44,713	4.51%
Available-for-sale mortgage-backed securities	9,692,701	81,860	3.38%
Available-for-sale investment securities	4,027,737	27,725	2.75%
Trading securities	2,097	34	6.43%
Cash and cash equivalents(13)	4,050,303	2,350	0.24%
Stock borrow and other	685,352	7,038	4.16%
Total enterprise interest-earning assets	$42,408,892	405,300	3.83%
Enterprise interest-bearing liabilities:
Retail deposits	$24,821,581	18,471	0.30%
Brokered certificates of deposit	119,802	1,489	5.04%
Customer payables	5,206,873	1,925	0.15%
Securities sold under agreements to repurchase	6,371,964	34,746	2.18%
FHLB advances and other borrowings	2,761,366	29,428	4.26%
Stock loan and other	620,335	495	0.32%
Total enterprise interest-bearing liabilities	$39,901,921	86,554	0.87%
Enterprise net interest income/spread(6)		$318,746	2.96%

	Three Months Ended
	December 31, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans (12)	$21,005,149	$255,433	4.86%
Margin receivables	3,681,814	42,329	4.56%
Available-for-sale mortgage-backed securities	8,943,055	84,150	3.76%
Available-for-sale investment securities	3,734,197	24,851	2.66%
Trading securities	12,047	725	24.07%
Cash and cash equivalents(13)	5,738,265	3,597	0.25%
Stock borrow and other	713,897	6,989	3.88%
Total enterprise interest-earning assets	$43,828,424	418,074	3.81%
Enterprise interest-bearing liabilities:
Retail deposits	$25,656,265	22,214	0.34%
Brokered certificates of deposit	131,083	1,724	5.22%
Customer payables	5,288,419	1,815	0.14%
Securities sold under agreements to repurchase	6,514,694	42,726	2.57%
FHLB advances and other borrowings	2,748,656	30,419	4.33%
Stock loan and other	553,679	481	0.34%
Total enterprise interest-bearing liabilities	$40,892,796	99,379	0.95%
Enterprise net interest income/spread(6)		$318,695	2.86%

	Three Months Ended
	March 31, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans (12)	$25,083,318	$313,328	5.00%
Margin receivables	2,751,510	26,937	3.97%
Available-for-sale mortgage-backed securities	11,173,259	125,749	4.50%
Available-for-sale investment securities	126,307	2,034	6.44%
Trading securities	35,528	671	7.56%
Cash and cash equivalents(13)	4,937,608	5,736	0.47%
Stock borrow and other	588,748	8,101	5.58%
Total enterprise interest-earning assets	$44,696,278	482,556	4.32%
Enterprise interest-bearing liabilities:
Retail deposits	$26,375,688	93,433	1.44%
Brokered certificates of deposit	293,714	3,581	4.94%
Customer payables	3,771,868	2,802	0.30%
Securities sold under agreements to repurchase	7,094,805	61,169	3.45%
FHLB advances and other borrowings	4,178,620	46,110	4.41%
Stock loan and other	422,639	868	0.83%
Total enterprise interest-bearing liabilities	$42,137,334	207,963	1.98%
Enterprise net interest income/spread(6)		$274,593	2.34%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(In thousands)
Enterprise net interest income	$318,746	$318,695	$274,593
Taxable equivalent interest adjustment(14)	(292)	(315)	(714)
Customer cash held by third parties and other(15)	1,943	2,592	4,783
Net operating interest income	$320,397	$320,972	$278,662

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Reporting Changes

In the first quarter of 2010, the Company revised its segment financial reporting to reflect the manner in which its chief operating decision maker had begun assessing the Company’s performance and making resource allocation decisions. The Company no longer allocates costs associated with certain functions that are centrally managed to its operating segments. These costs are separately reported in a “Corporate/Other” category.

In addition, the Company now reports FDIC insurance premiums expense in its balance sheet management segment. These expenses were previously reported in its trading and investing segment. Balance sheet management pays the trading and investing segment for the use of its deposits via the deposit transfer pricing arrangement, including a reimbursement of the cost associated with FDIC insurance. This change did not impact the income (loss) before income taxes of either segment as the component of the deposit transfer pricing payment for FDIC insurance premiums expense was removed.

Corporate Cash

Corporate cash represents cash held at the parent company. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“Bank”), provision for loan losses, gains (losses) on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income, corporate interest expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances and cash that earns interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Because the Company reported a net loss for the periods presented, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(2) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(3) Amounts and percentages may not calculate due to rounding.

(4) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(5) Corporate cash is an indicator of the liquidity at the parent company. Corporate cash for December 31, 2009 and March 31, 2009 included $15.2 million and $30.0 million, respectively, which was invested in The Primary Fund and included as a receivable in the other assets line item as The Reserve Fund had not indicated when the remaining funds would be distributed back to investors. We received the final distribution from The Primary Fund during Q110.

(6) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(7) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“Bank”), provision for loan losses, gains (losses) on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from loss before income taxes:

	Q1 2010	Q4 2009	Q1 2009
Loss before income taxes	$(65,929)	$(128,530)	$(344,056)
Add back:
Non-bank loss before income tax benefit(b)	58,016	80,286	84,525
Provision for loan losses	267,979	292,402	453,963
Gains on loans and securities, net	(29,046)	(18,667)	(35,290)
Net impairment	8,652	21,412	18,783
Losses on early extinguishment of FHLB advances	-	-	2,999
Bank earnings before taxes and before credit losses	$239,672	$246,903	$180,924

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(8) U.S. DARTs are defined as transactions executed on the Company’s domestic platforms.

(9) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(10) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q110 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q1 2010	Q4 2009	Q1 2009
Beginning E*TRADE Bank excess risk-based capital ($MM)	$899	$985	$715
Bank earnings before taxes and before credit losses	240	247	181
Provision for loan losses	(268)	(292)	(454)
Loan portfolio run-off (a)	85	81	84
Margin decrease (increase)	(17)	(37)	36
Capital upstream (b)	(39)	(28)	-
Other capital changes (c)	47	(57)	(118)
Ending E*TRADE Bank excess risk-based capital ($MM)	$947	$899	$444

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for our one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(11) Includes unpaid principal balances and premiums (discounts).

(12) Excludes loans to customers on margin.

(13) Includes segregated cash balances.

(14) Gross-up for tax-exempt securities.

(15) Includes interest earned on average customer assets of $3.1 billion, $3.1 billion and $2.8 billion for the quarters ended March 31, 2010, December 31, 2009 and March 31, 2009, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations Contact
Susan Hickey, 646-521-4675
susan.hickey@etrade.com
or
E*TRADE Financial Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com